UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 27, 2005

Date of Report (Date of earliest event reported)

Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

NEVADA	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 ROOSEVELT AVENUE
SPRINGFIELD, MASSACHUSETTS 01104

(Address of Principal Executive Offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On June 29, 2005, we issued a press release reaffirming our guidance for the fiscal year ended April 30, 2005 and indicating the expected compensation charge relating to our decision to early adopt the new accounting standard on stock-based compensation (Statement of Financial Accounting Standard No. 123R, Share-Based Payment) using the retroactive restatement method described in SFAS 148, “Accounting for Stock-based Compensation—Transition and Disclosure”. SFAS 123R, which modifies SFAS 123, “Accounting for Stock-Based Compensation,” requires that all stock-based compensation, including grants of employee stock options, be accounted for using a fair-value based method. SFAS 123R replaces our current method of accounting for equity compensation under APB 25, “Accounting for Stock Issued to Employees”.

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements as a Related Audit Report or Completed Interim Review.

     On June 27, 2005, it was determined that certain warrants issued by us in May 2001 required variable rather than fixed accounting treatment under APB 25, our method of accounting for equity compensation prior to our adoption of SFAS 123R, because the warrants were issued for past services by two former employees and contained a net exercise feature. As a result, the financial statements for fiscal 2002, 2003, 2004, and the first three quarters of 2005 should no longer be relied upon. Our Audit Committee has discussed this matter with our independent registered public accounting firm.

     We plan to restate our financial statements for fiscal 2002, fiscal 2003, and fiscal 2004 and the first three quarters of fiscal 2005 to reflect the retroactive adoption of SFAS 123R as described above as well as to disclose the impact of variable accounting under APB 25. The restatements will be included in our Form 10-K Report for the year ended April 30, 2005.

     Had we not retroactively adopted SFAS 123R, changes in our compensation expense under the variable accounting rules of APB 25, without taking into account tax effects, would have been as follows: an increase of approximately $13.9 million for fiscal 2002, a decrease of approximately $9.3 million for fiscal 2003, an increase of approximately $2.6 million for fiscal 2004, and an increase of approximately $3.4 million for the first three quarters of fiscal 2005. As noted above, however, we have retroactively adopted SFAS 123R and variable accounting rules under APB 25 will not be applicable. These accounting matters have no impact on the Company’s cash position.

     The methodology for calculating stock-based compensation expense under SFAS 123R is significantly different than under APB 25. Although we are still calculating the precise effect of the adoption of SFAS 123R, we believe that the early adoption of SFAS 123R will result in a reduction in net income of between $1.0 million and $1.2 million for fiscal 2004 and between $400,000 and $600,000 for fiscal 2005.

     We are furnishing this Report on Form 8-K in connection with the disclosure of information, in the form of the textual information from a press release released on June 28, 2005. The information in this Report on Form 8-K (including the exhibit) is furnished pursuant

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to Items 2.02 and 4.02 (a) and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

     We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

     The text included with this Report is available on our website located at www.smith-wesson.com, although the registrant reserves the right to discontinue that availability at any time.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

Exhibit
Number	Exhibits

99.1	Press release from Smith & Wesson Holding Corporation, dated June 29, 2005, entitled “Smith & Wesson Reaffirms Guidance for Fiscal 2005.”

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: July 1, 2005	By:	/s/ John A. Kelly
John A. Kelly
Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Press release from Smith & Wesson Holding Corporation, dated June 29, 2005, entitled “Smith & Wesson Holding Corporation Reaffirms Guidance for Fiscal 2005.”

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